Exhibit 10(dd)

AMENDMENT TO THE AGILYSYS, INC.

BENEFIT EQUALIZATION PLAN AND SECTION 409A BENEFIT EQUALIZATION PLAN

THIS AMENDMENT to the Agilysys, Inc. Benefit Equalization Plan and Section 409A Benefit Equalization Plan (the “Plans”) is executed by Agilysys, Inc. (hereinafter known as the “Company”) as of the date set forth below.

WITNESSETH:

WHEREAS, the Company adopted the Benefit Equalization Plan effective as of April 27, 1999 and Section 409A Benefit Equalization Plan as of January 1, 2005 for the benefit of certain employees;

WHEREAS, pursuant to Section 11.1 of the Benefit Equalization Plan and Section 12.1 of Section 409A Benefit Equalization Plan, the Company has the right at any time and for any reason to amend the Plans in accordance with such Section;

WHEREAS, the Compensation Committee of the Board has recommended that the Plans be terminated effective March 31, 2011; and

IN WITNESS WHEREOF, Agilysys, Inc., by its duly authorized officer, has caused this Amendment to the Plan to be signed effective as of March 31, 2011.

AGILYSYS, INC.

By:	/s/ KATHLEEN A. WEIGAND
Its:	General Counsel, Secretary & SVP HR

By:	/s/ HENRY R. BOND
Its:	SVP & CFO